Exhibit 31.4

Rule 13a-14(a)/15d-14(a) Certification of the Principal Executive Officer of HMS Holdings Corp., as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, William C. Lucia, certify that:

1.                                      I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of HMS Holdings Corp.; and

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:                  April 30, 2015

/s/ WILLIAM C. LUCIA
William C. Lucia
President and Chief Executive Officer
(Principal Executive Officer)